Exhibit 99.1

Burlington Stores, Inc. Announces Management Changes

FLORENCE, New Jersey; January 9, 2015 – Burlington Stores, Inc. (NYSE:BURL), a nationally recognized off-price retailer of high-quality, branded apparel at everyday low prices, today announced the resignation and retirement of Todd Weyhrich, the Company’s Executive Vice President and Chief Financial Officer and the promotion of Marc Katz, currently Executive Vice President of Merchandise Support and Information Technology to Executive Vice President and Chief Financial Officer, effective January 12, 2015.

Mr. Weyhrich served as the Company’s Executive Vice President and Chief Financial Officer since 2007. “I have been honored to be a part of the leadership team that has driven Burlington’s transformation to be a leading off-price retailer. The Company and the finance team are well-positioned for the future and Marc’s experience and capabilities make him a natural choice as my successor. Now is an ideal time for me to leave Burlington to spend more time with my family and pursue other interests. I wish the Company and all my colleagues continued great success.”

“We are grateful for Todd’s leadership during his tenure as Burlington’s Chief Financial Officer,” said Thomas A. Kingsbury, Burlington’s Chairman, President and Chief Executive Officer. “His leadership has helped us build a strong finance function, drive improved growth and profitability across our business, improve our capital structure and successfully complete our IPO and transition to a public company. This change has been contemplated for some time and with Marc’s experience, and being an internal placement, I am confident in a smooth transition. We wish Todd all the best in his future endeavors.”

“We are extremely excited to have Marc Katz as our next Chief Financial Officer,” Mr. Kingsbury continued. “As our Executive Vice President, Merchandising Support and Information Technology since April 2011, and as our Executive Vice President of Merchandise Planning and Allocation since 2009, Marc has driven a number of key priorities, including a near doubling of our inventory turns and building the planning and allocation infrastructure that has enabled our improved execution of the off-price model. In his time as our Chief Accounting Officer from July 2008 through December 2009, Marc demonstrated deep financial expertise and a strong ability to drive cost and efficiency across the business which will be a tremendous asset as we continue our efforts to expand our operating margins.”

“I am excited about my new role as Chief Financial Officer,” said Mr. Katz. “Todd has built a strong team of finance professionals and I look forward to working with them to continue to improve our execution and help drive our earnings growth.”

Prior to joining the Company, Mr. Katz served as the Executive Vice President and Chief Financial Officer of A.C. Moore Arts & Crafts, Inc. from September 2006 to June 2008. Prior to his employment with A.C. Moore, Mr. Katz held various positions with Foot Locker, Inc., including most recently as Senior Vice President and Chief Information Officer, from June 1997 to September 2006. Prior to his employment with Foot Locker, Mr. Katz served for eight years in various financial positions at The May Department Stores Company.

Mr. Katz will be participating in the 17th Annual ICR XChange Conference, held at the JW Marriott Orlando Grande Lakes in Orlando, FL on Tuesday, January 13, 2015, along with Mr. Kingsbury and Bob Lapenta, the Company’s Treasurer. As previously announced, the Company will hold a formal presentation that will be webcast live at 11:30 a.m. Eastern Time and will hold question and answer sessions with investors and analysts throughout the day. The webcast can be accessed from the Company’s investor relations web site, www.burlingtoninvestors.com. An archived webcast will be available after the conclusion of the presentation.

Safe Harbor for Forward-Looking and Cautionary Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those we expected, including competition in the retail industry, seasonality of our business, adverse weather conditions, changes in consumer preferences and consumer spending patterns, import risks, inflation, general economic conditions, our ability to implement our strategy, our substantial level of indebtedness and related debt-service obligations, restrictions imposed by covenants in our debt agreements, availability of adequate financing, our dependence on vendors for our merchandise, events affecting the delivery of merchandise to our stores, existence of adverse litigation and risks, availability of desirable locations on suitable terms and other factors that may be described from time to time in our filings with the Securities and Exchange Commission (SEC). For each of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

About Burlington Stores, Inc.

The Company, through its wholly-owned subsidiaries, operates a national chain of off-price retail stores offering ladies’, men’s and children’s apparel and accessories, home goods, baby products and coats, principally under the name Burlington Stores.

Investor Relations Contacts:

Robert L. LaPenta, Jr.

855-973-8445

Info@BurlingtonInvestors.com

Allison Malkin/Alison MacQuarrie

ICR, Inc.

203-682-8225